UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2009

AVI BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Oregon	001-14895	93-0797222
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

3450 Monte Villa Parkway, Suite 101

Bothell, WA 98021

(Address of principal executive offices)

(425) 354-5038

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 30, 2009, AVI BioPharma, Inc. (the “Company”) entered into a contract amendment to its contract HDTRA 1-07-C-0010 with the U.S. Defense Threat Reduction Agency (“DTRA”) to support additional tasks for the continued development of DTRA’s programs with the Transformational Medical Technologies Initiative (“TMTI”).  Under this amendment, DTRA has expanded the scope and value of the contract to include the funding of additional research and development relating to the Company’s Junín virus drug candidate.  There is an additional cost modification of $11.5 million, thus increasing the contract amount to $45.4 million.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is being furnished (not filed) herewith:

99.1	Press release, dated October 5, 2009, entitled “AVI BioPharma Receives Expanded Contract from U.S. Department of Defense to Develop its Drug Candidate for the Treatment of Junín Virus Infection”

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on October 5, 2009.

AVI BioPharma, Inc.

By:	/s/ Leslie Hudson, Ph.D.

Leslie Hudson, Ph.D.
President and Chief Executive Officer
(Principal Operating Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated October 5, 2009, entitled “AVI BioPharma Receives Expanded Contract from U.S. Department of Defense to Develop its Drug Candidate for the Treatment of Junín Virus Infection”